Exhibit 10.9

AMENDMENT TO THE BITZIO OPTION TO PURCHASE COMMON STOCK WITH GORDON C. MCDOUGALL, DATED JULY 1, 2011

(the “Original Agreement”)

This amendment, (the “Amendment”) effective as of September 30, 2011 between Bitzio, Inc. ("Bitzio") and Gordon C. McDougall (“Holder”), to the Original Agreement, is intended to amend the Original Agreement as follows:

1.

General.  Except as expressly set forth in this Amendment, all other terms, conditions, and limitations of the Original Agreement shall remain in full force and effect unless modified or terminated in a written instrument signed by both parties. All defined terms that have not been defined in this Amendment remain as defined in the Original Agreement.

2.

Expiration.  The first paragraph of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“THIS CERTIFIES that, for value received, Gordon C. McDougall (the “Holder”), shall be entitled to acquire from BITZIO, INC., a Nevada corporation (the “Company”), subject to the terms and conditions contained herein, at any time during the period from 9:00 a.m. (Pacific Daylight Time) on July 1, 2011 through 5:00 p.m. (Pacific Daylight Time) on June 30, 2016 (the “Exercise Period”), 2,000,000 shares (individually, a “Option Share” and collectively, the “Option Shares”) of “Common Stock” (as hereinafter defined), at a purchase price of $0.25 per share (the “Exercise Price”), subject to adjustment from time to time pursuant to the provisions of Section 2.  For purposes of this Option, the term “Common Stock” shall mean the $0.001 par value common stock of the Company.”

3.

Entire Understanding. This Amendment consists of the parties’ entire understanding with respect to the subject matter of this Amendment and any changes or modifications must be in writing, signed by both parties. In the event of any conflict between the terms of this Amendment and the Original Agreement, the terms of this Amendment shall control.

This Amendment agreed to by and between the parties, below.

BITZIO, INC.

By: /s/ William Schonbrun

William Schonbrun

Director

HOLDER

/s/ Gordon C. McDougall

Gordon C. McDougall

Date Signed: November 15, 2011